Exhibit 10.31

ADA-ES, INC.

AMENDED AND RESTATED 2010 NON-MANAGEMENT COMPENSATION AND

INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees and Consultants and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is expressly affirmed by the Company.

(e) “Award” means the grant of Shares, Restricted Stock Purchase Rights, Restricted Stock Bonuses or other rights or benefits under the Plan.

(f) “Award Agreement” means the written or electronic agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (“Person”) (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a Person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept;

(ii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this Section 2(iii), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding anything herein to the contrary, with respect to any amounts that constitute deferred compensation under Code Section 409A, to the extent required to avoid accelerated taxation or penalties, no Change in Control will be deemed to have occurred unless such Change in Control also constitutes a change in control in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Code Section 409A.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of Directors of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the Company’s Common Stock, no par value per share.

(m) “Company” means ADA-ES, Inc., a Colorado corporation and any successor corporation thereto.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity or any successor in any capacity of Employee, Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave for a period not to exceed six months, provided, however, that absences of six months or more shall continue to be an approved leave of absence if the Employee or Consultant has a contractual or statutory right to re-employment .

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means, with respect to a Grantee, the inability of such Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

(u) “Employee” means any person other than an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, any of the markets operated by or for NASDAQ, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith, and in a manner that comports with the requirements of Section 409A and 422 of the Code and any Applicable Law.

(x) “Good Reason” means the occurrence after a Corporate Transaction or Change in Control of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 90 days of the effective time of such event or condition and the Company cannot cure any such event or condition within 30 days upon such notice);

(i) a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction or Change in Control;

(ii) a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or Change in Control or at any time thereafter; or

(iii) requiring the Grantee to be based at any place outside a 50-mile radius from the Grantee’s job location or residence prior to the Corporate Transaction or Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Change in Control.

(y) “Grantee” means an Employee or Consultant who receives an Award under the Plan.

(z) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(dd) “Plan” means this Amended and Restated 2010 Non-Management Compensation and Incentive Plan.

(ee) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(ff) “Replaced” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the Award is replaced with a comparable stock award or a cash incentive program of the successor entity or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule or a vesting schedule more favorable to the Grantee applicable to such Award or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is replaced with a comparable stock award or a cash incentive program of the Company or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule or a vesting schedule more favorable to the Grantee applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(gg) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as established by the Administrator, as set forth in a Restricted Stock Agreement that is issued in connection with such Award.

(hh) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or Restricted Stock Purchase Right.

(ii) “Restricted Stock Bonus” means Shares of Restricted Stock granted to a Grantee pursuant to this Plan.

(jj) “Restricted Stock Purchase Right” means a right to purchase Shares of Restricted Stock granted to a Grantee pursuant to this Plan.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “Share” means a share of the Common Stock.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the stock subject to this Plan shall be the Common Stock presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 10 hereof, the aggregate amount of Common Stock to be delivered upon the purchase of Shares pursuant to all Awards granted under this Plan shall not exceed three hundred thousand (300,000) shares as such Common Stock was constituted on the effective date of this Plan.

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

(b) Any Shares covered by an Award (or portion of an Award) which are forfeited, canceled or expire (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 18 below, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Consultants, Employees and Covered Employees.

(c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

5. Eligibility. Awards may be granted to Employees and Consultants. An Employee or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Designation of Award. Each Award shall be designated in the Award Agreement as an Award of Shares, Restricted Stock Bonus, Restricted Stock Purchase Right or other Award.

(b) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, purchase price, if any, form of payment (cash, Shares, or other consideration) for Shares issued in connection with the Award, payment contingencies and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(c) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of an Award, satisfaction of performance criteria or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined and specifically agreed to by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Irrespective of the rights of the Administrator to allow for the deferral of consideration hereunder, no such deferral shall be effective if it would result in the deferral constituting “nonqualified deferred compensation” within the meaning of Code Section 409A, unless such deferral has been approved by the Board and agreed to by the Grantee.

(e) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(f) Term of Award . The term of each Award shall be the term stated in the Award Agreement.

(g) Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or to the extent and in the manner authorized by the Administrator, by gift to members of the Grantee’s Immediate Family. The Administrator may impose such additional restrictions on Shares issued in connection with an Award as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any state securities laws or foreign law as applicable to such Shares.

(h) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award or such other date as is determined by the Administrator.

7. Award Purchase Price, Consideration and Taxes.

(a) Purchase Price. The purchase price, if any, for an Award shall be as determined by the Administrator, except that in the case of Awards intended to qualify as Performance-Based Compensation, the purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving an Award of Shares or Shares pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to the Company or a Related Entity or for the Company’s or a Related Entity’s benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Grantee shall furnish consideration in the form of cash or past services rendered to the Company or a Related Entity or for the Company’s or a Related Entity’s benefit having a value not less than the 100% of the Fair Market Value of the Shares subject to an Award of Shares or Restricted Stock Award. Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section6 (c), above, the purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration, if any, to be paid for the Shares to be issued upon purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) services performed for the Company or a Related Entity or for the Company’s or a Related Entity’s benefit;

(iv) delivery of Grantee’s promissory note with such recourse, interest, security and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law and would not result in an accounting compensation charge with respect to the use of such promissory note to pay the purchase price unless otherwise determined by the Administrator);

(v) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate purchase price of the Shares as to which said Award relates (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the purchase price unless otherwise determined by the Administrator; generally an accounting charge will result if the Shares used to pay the purchase price were acquired less than six months before the exercise); or

(vi) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares.

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

8. Procedure for Exercise; Rights as a Shareholder.

(a) A Restricted Stock Purchase Right granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement except that the Restricted Stock Purchase Right must be exercised no later than thirty (30) days from the effective date of the grant.

(b) An Award of Shares shall be deemed to be accepted, and a Restricted Stock Purchase Right shall be deemed to be exercised, when the Grantee executes or electronically accepts the Award Agreement and full payment, if any, for the Shares with respect to which the Award is exercised has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the acceptance of an Award of Shares or exercise of a Restricted Stock Purchase Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 11 below. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

9. Conditions Upon Issuance of Shares. Shares shall not be issued unless the issuance and delivery of such Shares pursuant thereto comply with all Applicable Laws. Compliance with all Applicable Laws shall be determined by counsel for the Company.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the purchase price of each such outstanding Award as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company and (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A) for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced) or the cash incentive program (if Replaced)

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after the Corporate Transaction; and

(B) for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

(ii) Change in Control. Except as provided otherwise in an individual Award Agreement, following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately upon the termination of such Continuous Service.

12. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board and its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

13. Amendment, Suspension or Termination of the Plan; Code Section 409A Considerations.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan shall adversely affect any rights under Awards already granted to a Grantee.

(d) Any amendment of the Plan may be accomplished in a manner calculated to cause such amendment not to constitute an “extension,” “renewal” or “modification” (each within the meaning of Code Section 409A) of any Awards that would cause such Awards to be considered “nonqualified deferred compensation” (within the meaning of Code Section 409A). Notwithstanding the foregoing, if at any time the Board or the Administrator determines that any Award may be subject to Code Section 409A, the Board or the Administrator may, in its sole discretion, and without a Grantee’s prior consent, amend the Plan or any Award as it may determine is necessary or desirable either for the Plan and Awards to be exempt from the application of Code Section 409A or to satisfy the requirements of Code Section 409A, including by adding conditions with respect to the vesting and/or the payment of Awards.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority is not obtained.

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service and shall not interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Shareholder Approval. The grant of Awards under the Plan , shall be subject to approval of the Plan by the shareholders of the Company. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

18. Effect of Section 162(m) of the Code. At any time while the Company is subject to the reporting obligations of Section 12 of the Exchange Act, the Plan and all Awards (except Restricted Stock Awards that vest over time) issued thereunder are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earliest of (i) the expiration of the Plan, (ii) the material modification of the Plan, (iii) the exhaustion of the maximum number of shares of Common Stock available for Awards under the Plan, as set forth in Section 3(a), (iv) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any shareholder approval required under Section 162(m) of the Code has been obtained.

19. Code Section 409A Matters. Except as may be expressly provided with respect to any Award granted under the Plan, the Plan and the Awards are not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Code Section 409A, but rather are intended to be exempt from the application of Code Section 409A. To the extent that the Plan and/or Awards are nevertheless deemed to be subject to Code Section 409A, the Plan and Awards shall be interpreted in accordance with Code Section 409A and any applicable Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the grant of any Award. Notwithstanding any provision of the Plan or any Award to the contrary, if the Administrator determines that any Award may be or become subject to Code Section 409A, the Administrator may adopt such amendments to the Plan and the affected Award (as described above) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate (a) to exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (b) to comply with

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

the requirements of Code Section 409A, or (b) to comply with the requirements of Code Section 409A. Any such action may include, but is not limited to, delaying payment, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, to a Grantee who is a “specified employee” within the meaning of Code Section 409A to the first day following the six-month period (or, if earlier, the date of the Grantee’s death) on the date of the Grantee’s “separation of service” as defined in Code Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 19 in good faith; provided that neither the Company, the Administrator nor any Employee, Director or representative of the Company or of any of its Affiliates shall have any liability to with respect to this Section 19.

20. Qualified Domestic Relations Orders.

(a) Anything in the Plan to the contrary notwithstanding, rights under Awards may be assigned to an Alternate Payee to the extent that a QDRO so provides. (The terms “Alternate Payee” and “QDRO” are defined in paragraph 20(c) below.) The assignment of an Award to an Alternate Payee pursuant to a QDRO shall not be treated as having caused a new grant. If an Award is assigned to an Alternate Payee, the Alternate Payee generally shall have the same rights as the grantee under the terms of the Plan; provided however, that (i) the Award shall be subject to the same vesting terms and exercise period as if the Award were still held by the grantee and (ii) an Alternate Payee may not transfer an Award.

(b) In the event of the Administrator’s receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee of a grantee of an Award, transfer of the proceeds of the exercise of such Award, whether in the form of cash, stock or other property, may be suspended. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the Grantee and Alternate Payee. A Grantee’s ability to exercise an Award may be barred if the Administrator receives a court order directing the Plan administrator not to permit exercise.

(c) The word “QDRO” as used in the Plan shall mean a court order (i) that creates or recognizes the right of the spouse, former spouse or child (an “Alternate Payee”) of an individual who is granted an Award to an interest in such Award relating to marital property rights or support obligations and (ii) that the administrator of the Plan determines would be a “qualified domestic relations order,” as that term is defined in section 414(p) of the Code and section 206(d) of the Employee Retirement Income Security Act (“ERISA”), but for the fact that the Plan is not a plan described in section 3(3) of ERISA.

21. No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Related Entity’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Related Entity to take any action which such entity deems to be necessary or appropriate.

22. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or any Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

23. Provision of Information. Each Grantee shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

The undersigned, being the Senior Vice President and Chief Financial Officer of ADA-ES, Inc. hereby certifies that the foregoing is a true and correct copy of the ADA-ES, Inc. Amended and Restated 2010 Non-Management Compensation and Incentive Plan, as adopted by the Board of Directors on January 22, 2010 and as amended February 24, 2012, and as adopted by the shareholders on                     , 2011.

ADA-ES, Inc.

By:
Mark H. McKinnies,
Senior Vice President and Chief Financial Officer

ADA-ES, Inc. – Amended and Restated 2010 Non-Management Compensation and Incentive Plan